    As filed with the Securities and Exchange Commission on February 5, 2008

                                                       Registration No. 333-____

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           -------------------------

                         GLOBAL BEVERAGE SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)



         NEVADA                                         90-0093439
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)


2 S. UNIVERSITY DRIVE, SUITE 220, PLANTATION, FL                   33324
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                        (ZIP CODE)

                 GLOBAL BEVERAGE SOLUTIONS, INC. 2008 STOCK PLAN
                            (FULL TITLE OF THE PLAN)

                              =====================

                  Jerry Pearring                                                         Copy to:
       President and Chief Executive Officer                                      Harry S. Pangas, Esq.
          Global Beverage Solutions, Inc.                                    Sutherland Asbill & Brennan LLP
         2 S. University Drive, Suite 220                                      1275 Pennsylvania Ave., N.W.
               Plantation, FL 33324                                                Washington, DC 20004
                  (954) 473-0850                                                      (202) 383-0100
   (Name, address and telephone number of agent
                   for service)

                         CALCULATION OF REGISTRATION FEE
===========================================================================================================
                                  PROPOSED          PROPOSED
                                  MAXIMUM           MAXIMUM
TITLE OF                          AMOUNT            OFFERING         AGGREGATE        AMOUNT OF
SECURITIES TO                     TO BE             PRICE PER        OFFERING         REGISTRATION
BE REGISTERED                     REGISTERED (1)    SHARE            PRICE            FEE
--------------------------------- ----------------- ---------------- ---------------- ---------------------
COMMON STOCK,
PAR VALUE $.001 PER SHARE         40,000,000 SHARES $0.0175(2)       $700,000         $27.51
--------------------------------- ----------------- ---------------- ---------------- ---------------------

(1) Pursuant to Rule 416, this registration statement also covers such additional shares of our common stock as may be issued by reason of stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h)(1) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of our common stock as reported on the OTC Bulletin Board on January 31, 2008.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 will be sent or given to the participants in the Global Beverage Solutions, Inc. 2008 Stock Plan, or the Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") in accordance with the requirements of Part I of Form S-8, but constitute (along with the documents incorporated by reference into this registration statement pursuant to Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         We hereby incorporate, or will be deemed to have incorporated, herein by reference the following documents:

       o Our Annual Report on Form 10-K for the year ended December 31, 2006 filed on April 27, 2007;

       o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007, and September 30, 2007, filed on May 15,
              2007, August 14, 2007, and November 14, 2007, respectively;

       o Our Current Reports on Form 8-K filed on February 2, 2007, March 2, 2007, March 6, 2007, April 2, 2007, May 14, 2007, July 6, 2007,
              September 7, 2007, October 15, 2007, January 8, 2008, January 28, 2008, and January 30, 2008; and

       o The description of our common stock contained in our registration statement on Form 10-SB filed with the Commission on November 10, 1999, including any amendment thereto or report filed for the purpose of updating such description.

         Each document filed subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.   DESCRIPTION OF SECURITIES.

       Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 78.7502 of the Nevada Revised Statutes allows us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by reason of the fact that he or she is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of any corporation, partnership, joint venture, trust or other enterprise, provided such indemnitee acted in good faith and in a manner which such indemnitee reasonably believed to be in (or not opposed to) the best interests of the corporation, and further provided that such indemnitee did not breach his or her fiduciary duties as a director or officer, which breach involved intentional misconduct, fraud or knowing violation of the law. We have incorporated in our articles of incorporation and bylaws provisions indemnifying, to the extent permitted by applicable law, our existing and former directors, officers, employees and agents against any loss, liability or expenses incurred in connection with our affairs, except in relation to matters as to which such person shall be adjudged liable for breach of his or her duties to us or our stockholders where such breach involves intentional misconduct, fraud or knowing violation of the law.

       Therefore, to the extent that these provisions provide any protection to management, that protection may limit the right of a stockholder to collect damages from members of management. Management is accountable to the stockholders as a fiduciary and, consequently, members of management are required to exercise good faith and integrity in handling our affairs.

       Under Section 78.751 of the Nevada Revised Statutes, we may advance expenses in connection with defending any proceeding in connection with an indemnification claim, provided the indemnitee undertakes to pay any amounts if it is ultimately determined that such indemnitee was not entitled to be indemnified by us, and further provided that the advance of expenses is authorized in the manner described in the next sentence. Section 78.751 requires that any advance of expenses may only be made as authorized in the specific case upon a determination that the indemnification is proper under the circumstances, such determination to be made by either (i) our stockholders, (ii) a majority vote of a quorum of our directors who were not parties to the action, suit or proceeding at issue, (iii) by independent legal counsel if so ordered by a majority vote of a quorum of our directors who were not parties to the action, suit or proceeding at issue, or (iv) if a quorum of our directors who were not parties to the action, suit or proceeding at issue does not exist, by independent legal counsel.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of an action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

       The above discussion of Nevada and Federal law and our Articles of Incorporation and bylaws is not intended to be exhaustive and is respectively qualified in its entirety by such statute and our Articles of Incorporation and bylaws.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

Item 8.   EXHIBITS.

       Exhibit Number             Description of Exhibit
       --------------             ----------------------

           4.1       Global Beverage Solutions, Inc. 2008 Stock Plan

           5.1       Opinion of McDonald Carano Wilson LLP

           23.1      Consent of Turner, Stone & Company, LLP

           23.2      Consent of McDonald Carano Wilson LLP (included in Exhibit
                     5.1)

           24.1      Power of Attorney (included in the signature page)


Item 9.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plantation, State of Florida, on this 5th day of February, 2008.

                                GLOBAL BEVERAGE SOLUTIONS, INC.

                                By: /s/ Jerry Pearring
                                    --------------------------------------------
                                    Name: Jerry Pearring
                                    Title: President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerry Pearring as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, could lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                  Title                             Date
         ---------                  -----                             ----

/s/ Jerry Pearring          President, Chief Executive          February 5, 2008
-----------------------     Officer and Director (principal
Jerry Pearring              executive officer and
                            principal financial officer)


                            Director                            February 5, 2008
-----------------------
Ross Silvey

/s/ Terry Turner            Director                            February 5, 2008
-----------------------
Terry Turner

                                  EXHIBIT INDEX

EXHIBIT NO.                   DESCRIPTION
-----------                   -----------

       4.1    Global Beverage Solutions, Inc. 2008 Stock Plan

       5.1    Opinion of McDonald Carano Wilson LLP

       23.1   Consent of Turner, Stone & Company, LLP

       23.2   Consent of McDonald Carano Wilson LLP (included in Exhibit 5.1)


       24.1   Power of Attorney (included in the signature page)